UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Stockholders held on October 13, 2016 (the “Annual Meeting”) of Peregrine Pharmaceuticals, Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2010 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 2010 Employee Stock Purchase Plan by 10,000,000 shares (as so amended, the “Amended ESPP”).

The Amendment previously had been approved by the Compensation Committee of the Company’s Board of Directors on April 22, 2016, subject to stockholder approval. The Amendment became effective immediately upon stockholder approval at the Annual Meeting.

Persons eligible to participate in the Amended ESPP will continue to include all eligible employees and officers of the Company and its subsidiaries.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit B to the Company’s Definitive Proxy Statement for its 2016 Annual Stockholders Meeting filed with the Securities and Exchange Commission on August 26, 2016 and incorporated herein by this reference. In addition, a more detailed summary of the Amended ESPP can be found in such Definitive Proxy Statement, under “Proposal No. 4: Approval of an Amendment to our 2010 Employee Stock Purchase Plan.”

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were 241,456,721 shares of our common stock (as of the record date of August 19, 2016) entitled to vote, of which, 189,392,033 shares were present in-person or represented by proxy, representing 78% of the total outstanding shares of our common stock entitled to vote. The final voting results of each proposal are set forth below:

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the four nominees named below to serve on the Company’s Board of Directors until the Company’s 2017 Annual Meeting of Stockholders. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	57,399,752	27,378,626	104,613,655
Steven W. King	65,652,304	19,126,074	104,613,655
David H. Pohl	58,484,286	26,294,092	104,613,655
Eric S. Swartz	59,341,217	25,437,161	104,613,655

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017. The votes were as follows:

Votes For	Votes Against	Abstain
170,301,899	14,251,990	4,838,144

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Proposal No. 3: To Approve an Amendment to the Company’s Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s restated Certificate of Incorporation, as amended, to effect a reverse stock split of shares of the Company’s common stock issued and outstanding at a ratio to be established by the Company’s Board of Directors in its discretion, of up to 1-for-7, with the Board of Directors’ having discretionary authority as to whether or not to effect such amendment at any time until the Company’s 2017 annual meeting of stockholders. The votes were as follows:

Votes For	Votes Against	Abstain
125,533,324	62,236,425	1,622,284

Proposal No. 4: To Approve an Amendment to the Company’s 2010 Employee Stock Purchase Plan

The Company’s stockholders approved an amendment to the Company’s 2010 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 2010 Employee Stock Purchase Plan, as amended, by 10,000,000 shares. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
66,352,578	16,203,505	2,222,295	104,613,655

Proposal No. 5: To Approve, On an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
44,755,316	37,830,300	2,192,762	104,613,655

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 13, 2016	By: /s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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